UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/08/2010

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29375

Delaware	43-1809960
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, MO 63017

(Address of principal executive offices, including zip code)

314-628-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) The Board of Directors of Savvis Inc. (the “Company”) has appointed James E. Ousley to serve as Chief Executive Officer (“CEO”). Additional information with respect to Mr. Ousley has been previously reported in the Company’s definitive proxy statement dated March 20, 2009 and its Current Report on Form 8-K filed on January 13, 2010.

On the recommendation of the Corporate Governance Committee, Dr. James P. Pellow, a director of the Company, has been elected as Lead Independent Director, a new role at the Company. A copy of the Charter of the Lead Independent Director is filed as Exhibit 99.1 hereto and incorporated by reference herein.

A copy of the Company’s press release dated March 8, 2010 is filed as Exhibit 99.2 hereto and incorporated by reference herein.

(e) On March 9, 2010, the Board’s Compensation Committee approved the following compensation package for Mr. Ousley:

•	Mr. Ousley will receive a base salary of $550,000 per annum;

•

Mr. Ousley will be eligible for an annual incentive bonus pursuant to the terms of the Company’s Annual Incentive Plan (“AIP”), to the extent the plan is offered, with a target bonus opportunity of 110% of Base Salary for 2010. The AIP bonus will not be prorated for 2010.

•

The 25,000 stock units granted on January 11, 2010 vested March 7, 2010 with Mr. Ousley’s appointment as CEO. The Committee also awarded Mr. Ousley 500,000 stock options with a strike price equal to the fair market value on March 9, 2010 as well as an additional 225,000 restricted stock units with both the stock options and restricted stock units having a 4 year, 25% annual vesting schedule commencing one year from the date of the grant, and subject to the terms of the applicable plan and standard equity agreements that the Company currently uses for its executive officers. Both the restricted stock unit and stock option awards are subject to discretionary acceleration of vesting upon a change in control.

•

Mr. Ousley will be provided the same health and welfare and other benefits and perquisites as other executive officers of the Company (but not including severance except as the Board may determine in its discretion).

•

Mr. Ousley will be entitled to reimbursement for reasonable and necessary expenses for a furnished apartment in the St. Louis area, travel expenses to and from Arizona and St. Louis, and local transportation in St. Louis. If Mr. Ousley elects to relocate to St. Louis, he will receive reasonable and necessary moving expenses. To the extent any of these additional benefits are taxable to Mr. Ousley, he will be provided a tax gross up in a manner reasonably determined by the Company.

•	Mr. Ousley will not be eligible for any annual compensation as Board Chairman or for service on any Board committees.

•	Mr. Ousley will remain an employee at-will and required to sign the Company’s standard employee non-disclosure agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Charter of the Lead Independent Director

99.2	Press Release dated March 8, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: 03/11/2010	By:	/s/ Eugene V. DeFelice
Eugene V. DeFelice
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

Ex. 99.1	Charter of the Lead Independent Director

Ex. 99.2	Press Release dated March 8, 2010